EXHIBIT 10.2
AMENDMENT NO. 1
TO THE
POLYONE SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated Effective December 31, 2007)
          PolyOne Corporation (the “Company”) hereby adopts this Amendment No. 1 to the PolyOne Supplemental Retirement Benefit Plan (As Amended and Restated Effective December 31, 2007) (the “Plan”), effective March 20, 2009. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
Section 8 of the Plan is hereby amended in its entirety to read as follows:
“SECTION 8. EMPLOYER CONTRIBUTIONS
As of each payroll period, the Employer shall allocate to the account of each Participant an amount equal to the difference between, (a) the retirement contributions that would otherwise be contributed on behalf of the Participant under Section 4.2(b) of the Retirement Plan if the provisions of the Retirement Plan were administered without regard to the limitations imposed by Sections 401(a)(17) and 415 of the Code and (b) the retirement contributions made on his or her behalf under the Retirement Plan for such payroll period.”
II.
          The first sentence of Section 11 of the Plan is hereby amended in its entirety to read as follows:
“A Participant shall be 100% vested in that portion of his or her account which is attributable to elective deferrals made under Section 5, employer matching contributions made under Section 7 and the employer contributions made prior to March 21, 2009 under Section 8 that correspond to transition contributions under Section 4.2(c) of the Retirement Plan.”
[Signature on Following Page]

EXECUTED as of the 15th day of January, 2009.

POLYONE CORPORATION
By:
Gordon D. Harnett
	Title:	Chair, Compensation and Governance Committee

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